EXHIBIT 99.1

Joint Filer Information

Name and Address of Reporting Person:	Azalea International Venture Partners Ltd.

c/o Ayala Corporation

33/F Tower One

Ayala Triangle, Ayala Avenue

Makati City, Metro Manila, Philippines, 1226

Issuer Name and Ticker or Trading Symbol:	Stream Global Services, Inc.

(OOO)

Relationship of Joint Filer to Issuer:	10% Owner
Date of Event Requiring Statement:	10/1/2009
Designated Filer:	Ayala Corporation
AZALEA INTERNATIONAL VENTURE PARTNERS LTD. /s/ Ricardo N. Jacinto	10/13/2009
Name: Ricardo N. Jacinto Title: Director	Date

Name and Address of Reporting Person:	LiveIt Investments Limited

c/o Ayala Corporation

33/F Tower One

Ayala Triangle, Ayala Avenue

Makati City, Metro Manila, Philippines, 1226

Issuer Name and Ticker or Trading Symbol:	Stream Global Services, Inc.

(OOO)

Relationship of Joint Filer to Issuer:	10% Owner
Date of Event Requiring Statement:	10/1/2009
Designated Filer:	Ayala Corporation

LIVEIT INVESTMENTS LIMITED /s/ Alfredo I. Ayala	10/13/2009
Name: Alfredo I. Ayala Title: Chief Executive Officer	Date

Name and Address of Reporting Person:	NewBridge International Investment Ltd.

c/o Ayala Corporation

33/F Tower One

Ayala Triangle, Ayala Avenue

Makati City, Metro Manila, Philippines, 1226

Issuer Name and Ticker or Trading Symbol:	Stream Global Services, Inc.

(OOO)

Relationship of Joint Filer to Issuer:	10% Owner
Date of Event Requiring Statement:	10/1/2009
Designated Filer:	Ayala Corporation

NEWBRIDGE INTERNATIONAL INVESTMENT LTD. /s/ Alfredo I. Ayala	10/13/2009
Name: Alfredo I. Ayala Title: President	Date